                                                                   EXHIBIT 10.18

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[**]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***


                           STOCK PURCHASE AGREEMENT


                                 By and Among


                         GLOBAL IMAGING SYSTEMS INC.,


                    SOUTHERN BUSINESS COMMUNICATIONS, INC.


                                     and


                                 MARK M. LLOYD

                                     and

                                ARTHUR E. KREPS



                            Dated November 13, 1996

================================================================================

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
                                   ARTICLE I
                                  DEFINITIONS
1.1  Definitions.................................................................  1

                                  ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

2.1  Agreement to Sell and Purchase..............................................  5
2.2  Purchase Price..............................................................  6
2.3  Payment of Purchase Price...................................................  6
2.4  Closing.....................................................................  6
2.5  Escrow Arrangements.........................................................  6
2.6  Purchase Price Adjustments..................................................  7
2.7  Closing Audit...............................................................  7
2.8  Post-Closing Purchase Price Adjustment......................................  7

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND SELLER

3.1  Capitalization..............................................................  8
3.2  No Liens on Shares..........................................................  8
3.3  Other Rights to Acquire Capital Stock.......................................  8
3.4  Due Organization............................................................  8
3.5  No Subsidiaries.............................................................  8
3.6  Due Authorization...........................................................  9
3.7  Financial Statements........................................................  9
3.8  Certain Actions.............................................................  9
3.9  Properties.................................................................. 10
3.10 Licenses and Permits........................................................ 11
3.11 Intellectual Property....................................................... 11
3.12 Compliance with Laws........................................................ 12
3.13 Insurance................................................................... 12
3.14 Employee Benefit Plans...................................................... 12
     (a)  Employee Welfare Benefit Plans......................................... 12
     (b)  Employee Pension Benefit Plans......................................... 12
     (c)  Employment and Non-Tax Qualified Deferred Compensation
          Arrangements........................................................... 13
3.15 Contracts and Agreements.................................................... 13
3.16 Claims and Proceedings...................................................... 13

3.17 Taxes....................................................................... 14
3.18 Personnel................................................................... 15
3.19 Business Relations.......................................................... 15
3.20 Accounts Receivable......................................................... 15
3.21 Bank Accounts............................................................... 16
3.22 Warranties.................................................................. 16
3.23 Brokers..................................................................... 16
3.24 Interest in Competitors, Suppliers, Customers, Etc.......................... 16
3.25 Indebtedness To and From Officers, Directors, Shareholders, and Employees... 16
3.26 Undisclosed Liabilities..................................................... 16
3.27 Information Furnished....................................................... 17

                                  ARTICLE IV
                    GLOBAL'S REPRESENTATIONS AND WARRANTIES

4.1  Due Organization............................................................ 17
4.2  Due Authorization........................................................... 17
4.3  No Brokers.................................................................. 17

                                   ARTICLE V
                      COVENANTS OF THE COMPANY AND SELLER

5.1  Consents of Others.......................................................... 18
5.2  Seller's Efforts............................................................ 18
5.3  Powers of Attorney.......................................................... 18

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

6.1  General..................................................................... 18
6.2  Transition.................................................................. 18
6.3  Confidentiality............................................................. 19
6.4  Covenant Not to Compete..................................................... 19
6.5  Section 338(h)(10) Election................................................. 19

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

7.1  Conditions to Global's Obligations.......................................... 20
     (a)  Covenants, Representations and Warranties.............................. 20
     (b)  Consents............................................................... 20
     (c)  Lease.................................................................. 21
     (d)  Discharge of Indebtedness and Liens.................................... 21
     (e)  Material Adverse Change................................................ 21
     (f)  Transfer Taxes......................................................... 21
     (g)  Financial Conditions................................................... 21

     (h)  Documents to be Delivered by Sellers and the Company................... 21
          (i)      Opinion of Seller's Counsel................................... 21
          (ii)     Certificates.................................................. 21
          (iii)    Release....................................................... 21
          (iv)     Escrow Agreement.............................................. 22
          (v)      Employment Agreements......................................... 22
          (vi)     Consulting Agreement.......................................... 22
          (vii)    Office Lease.................................................. 22
          (viii)   Stock Certificates............................................ 22
7.2  Conditions to Sellers and the Company's Obligations......................... 22
     (a)  Covenants, Representations and Warranties.............................. 22
     (b)  Consents............................................................... 22
     (c)  Documents to be Delivered by Global.................................... 23
          (i)      Opinion of Global's Counsel................................... 23
          (ii)     Certificates.................................................. 23
          (iii)    Escrow Agreement.............................................. 23
          (iv)     Employment Agreements......................................... 23
          (v)      Consulting Agreement.......................................... 23
          (vi)     Office Lease.................................................. 23
          (vii)    Purchase Price................................................ 23
     (d)  Right of Reinvestment.................................................. 23

                                 ARTICLE VIII
                                INDEMNIFICATION

8.1  Indemnification of Global................................................... 24
8.2  Defense of Claims........................................................... 24
8.3  Escrow Claim................................................................ 25
8.4  Tax Audits, Etc............................................................. 25
8.5  Indemnification of Seller................................................... 25
8.6  Limits on Indemnification................................................... 25

                                  ARTICLE IX
                                 MISCELLANEOUS

9.1  Modifications............................................................... 26
9.2  Notices..................................................................... 27
9.3  Counterparts................................................................ 28
9.4  Expenses.................................................................... 28
9.5  Binding Effect; Assignment.................................................. 28
9.6  Entire and Sole Agreement................................................... 28
9.7  Governing Law............................................................... 28
9.8  Survival of Representations, Warranties and Covenants....................... 28
9.9  Invalid Provisions.......................................................... 29
9.10 Public Announcements........................................................ 29

9.11 Remedies Cumulative......................................................... 29
9.12 Waiver...................................................................... 29
9.13 DISPUTE RESOLUTION.......................................................... 29

LIST OF EXHIBITS

Exhibit A           Form of Escrow Agreement
Exhibit B           Form of Office Lease
Exhibit C           Opinion of Sellers' Counsel
Exhibit D           Sellers' Certificates
Exhibit E           Release
Exhibit F           Mark M. Lloyd Executive Agreement
Exhibit G           Executive Agreement for other Executives
Exhibit H           Arthur E. Kreps Consulting Agreement
Exhibit I           Global Certificates
Exhibit J           Opinion of Global's Counsel



LIST OF SCHEDULES

Schedule 2.3        Sellers' Accounts
Schedule 2.6        Holders of Funded Indebtedness
Schedule 3.1        Ownership of Shares
Schedule 3.4        Articles and Bylaws
Schedule 3.7        Financial Statements
Schedule 3.8A       Certain Actions
Schedule 3.8B       Material Changes
Schedule 3.9        Properties
Schedule 3.10       Licenses and Permits
Schedule 3.11       Patents and Trademarks
Schedule 3.13       Insurance
Schedule 3.14       Employee Benefit Plans
Schedule 3.15       Contracts and Agreements
Schedule 3.16       Claims and Proceedings
Schedule 3.18       Personnel
Schedule 3.20       Accounts Receivable
Schedule 3.21       Bank Accounts
Schedule 3.22       Warranties
Schedule 3.25       Indebtedness with Officers, Directors and Shareholders
Schedule 3.26       Undisclosed Liabilities
Schedule 3.27       Information Furnished
Schedule 7.1(d)     Indebtedness

The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of November 13, 1996 but effective as of September 30, 1996, by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation ("GLOBAL"), SOUTHERN BUSINESS COMMUNICATIONS, INC., a Georgia corporation (the "COMPANY") and MARK M. LLOYD and ARTHUR E. KREPS (each individually a "SELLER" and collectively "SELLERS").

                             W I T N E S S E T H:

          WHEREAS, the Company is engaged in the electronic presentation, image processing, and network services industry in Atlanta, Georgia, Nashville, Tennessee, Knoxville, Tennessee and the State of Florida (the "BUSINESS"); and

          WHEREAS, Sellers own an aggregate of 99,999 shares of the outstanding Common Stock, par value $1.00 per share, of the Company (the "SHARES"), which Shares constitute all of the issued and outstanding capital stock of the Company; and

          WHEREAS, Global desires to purchase from Sellers and Sellers desire to sell to Global hereby all of the Shares owned by Sellers, all on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          1.1  DEFINITIONS.  In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

               "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

               "ATS" means ATS-Atlanta One, L.L.C., a Georgia limited liability company.

               "AUDITED CLOSING BALANCE SHEET" has the meaning specified in
Section 2.7.
-----------

               "BUILDING" shall mean the Company's office building and warehouse located at 3175 Corners North Court, Norcross, Georgia.

               "BUSINESS" has the meaning specified in the first recital of the Agreement.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments
                                                      -- ---
thereto, any successor statutes, and any regulations promulgated thereunder.

               "CLOSING" means the closing of the transfer of the Shares from the Sellers to Global.

               "CLOSING DATE" has the meaning specified in Section 2.4.
                                                           -----------

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMPANY" has the meaning specified in the first paragraph of this Agreement.

               "COMPANIES" shall mean collectively, the Company, SBCDC and ATS.

               "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with Global or the Company, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

               "CONSULTING AGREEMENT" shall mean that certain Consulting Agreement in the form of Exhibit H to be entered into between the Company and
                         ---------
Arthur E. Kreps.

               "CONTRACTS" has the meaning specified in Section 3.15.
                                                        ------------

               "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

               "EMPLOYMENT AGREEMENTS" shall mean collectively the executive agreements of the Company with Mark M. Lloyd in the form of Exhibit F and with
                                                            ---------
John

Boyette, Allan Small, Scott Lloyd and Kevin Godwin to be entered into at Closing in the form of Exhibit G.
               ---------

               "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

               "ENVIRONMENTAL OBLIGATIONS" has the meaning specified in Section
                                                                        -------
3.12.
----

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ESCROW AGENT" means _______________________________.

               "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among the Sellers, Global and the Escrow Agent in the form of Exhibit A.
                                                                  ---------

               "ESCROW PERIOD" has the meaning specified in Section 2.5.
                                                            -----------

               "ESCROW SUM" has the meaning specified in Section 2.5.
                                                         -----------

               "EXECUTIVES" shall mean collectively John Boyette, Allan Small, Kevin Godwin and Scott Lloyd.

               "FINANCIAL STATEMENTS" has the meaning specified in Section 3.7.
                                                                   -----------

               "FUNDED INDEBTEDNESS" means all (i) indebtedness of such Person for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of such Person; (iii) obligations of such Person to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business; or (iv) indebtedness of other guaranteed by such Person or secured by an Encumbrance on such Person's property.

               "GAAP" shall mean generally accepted accounting principles, consistently applied.

               "GLOBAL" has the meaning specified in the first paragraph of this Agreement.

               "GLOBAL STOCK" means the 6,370 shares of Global's Class A Common Stock and 1,129.552 shares of Global's Class B Common Stock to be issued to the Sellers, Executives and Dewey Suddeth at the Closing.

               "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

               "GOVERNMENTAL PERMITS" has the meaning specified in Section 3.10.
                                                                   ------------

               "INDEMNIFIABLE COSTS" has the meaning specified in Section 8.1.
                                                                  -----------

               "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1.
                                                                  -----------

               "INDEPENDENT ACCOUNTANTS" has the meaning specified in Section
                                                                      -------
2.7.
---

               "INTELLECTUAL PROPERTY" has the meaning specified in Section
                                                                    -------
3.11.
----

               "IRS" means the Internal Revenue Service.

               "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change or effect on the assets, properties, Business or the operations, liabilities, or conditions (financial or otherwise) of the Company.

               "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 651 et seq., any amendment thereto, and any regulations promulgated
           -- ---
thereunder.

               "PERMITTED EXCEPTION" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially the existing use of the property affected by such lien or imperfection, (d) such statement of facts shown on any customary title insurance policies delivered to Global and (e) purchase money security interest liens in favor of Canon U.S.A., Inc..

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

               "PRELIMINARY CLOSING BALANCE SHEET" shall mean the Company's best estimate of the Companies' balance sheet as of the Closing Date or October 31, 1996, at the option of the Sellers, that consists of (i) combining the Adjusted Balance Sheets (as hereinafter defined) of the Company and SBCDC, plus (ii) the assets acquired, and liabilities assumed, by an Affiliate of Global from ATS pursuant to the ATS Asset Purchase Agreement of even date herewith between such Affiliate, ATS and the members of ATS. As used herein, the term "Adjusted Balance Sheets" means the estimated balance sheets of the Company and SBCDC as of the Closing Date or October 31, 1996, as the case may be, excluding, in each case, from the liability side of such balance sheet, all of such entity's Funded Indebtedness. The Preliminary Closing Balance Sheet shall have been delivered prior to the date of this Agreement.

               "PURCHASE AGREEMENTS" shall mean collectively, this Agreement and each of the other stock or asset purchase agreements of even date herewith whereby Global shall acquire all of the capital stock or assets of the Companies.

          "PURCHASE PRICE" has the meaning specified in Section 2.2.
                                                        -----------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. (S)
(S) 6901 et seq., and any successor statue, and any regulations promulgated
         -- ---
thereunder.

          "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statues, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          "SBCDC" means Southern Business Communications of D.C., Inc., a Georgia corporation.

          "SELLER" or "SELLERS" have the meanings set forth in the first paragraph of this Agreement.

          "SHARES" means all of the issued and outstanding shares of the capital stock of the Company.

          "TAX" or "TAXES" means any federal, state local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

          "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "WORKING CAPITAL" shall mean the difference between the Companies' current assets and their current liabilities as calculated in accordance with GAAP, and as adjusted pursuant to the terms of this Agreement.

                                  ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

     2.1  AGREEMENT TO SELL AND PURCHASE. Upon the basis of the representations
          ------------------------------
and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell the Shares to Global and Global agrees to purchase the Shares from Sellers.

    [******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

          2.2  PURCHASE PRICE. The total purchase price for the Company (the
               --------------
"PURCHASE PRICE") shall be equal to [**] (of which [**] shall represent the purchase price for the Shares and [**] shall represent the purchase price for certain phantom stock interests in the Company) and as otherwise adjusted pursuant to Section 2.6 below.
            -----------

          2.3  PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable by
               -------------------------
Global at the Closing (hereinafter defined) as follows:

               (A) [**] will be paid in cash by wire transfer of funds or by cashier's checks to the Sellers' accounts specified in Schedule 2.3 (including
                                                       ------------
the payment of [**] for the covenant not to compete provided in Section 6.4);
                                                                -----------
and

               (B) [**] will be paid in cash by wire transfer of funds to the Escrow Agent to be held in escrow for satisfaction of Sellers' indemnification obligations specified in Section 8.1 and Sellers' obligations specified in
                         -----------
Section 2.8 in accordance with the terms of Section 2.5 below. Sellers shall
-----------                                 -----------
have the right to contribute all of their shares of Global Stock as part of such escrow fund in lieu of cash; and

               (C) [**] will be paid in cash by check to the those certain Persons in the amounts listed on Schedule 2.3(c) in order to satisfy certain
                                 ------------
phantom stock equity interests of such persons in the Companies.

          2.4  CLOSING. The Closing of the purchase and sale of the Shares
               -------
contemplated by this Agreement shall take place at the offices of Rowe, Foltz, & Martin, P.C. in Atlanta, Georgia. For purposes of this Agreement and the transactions contemplated hereby, the Closing shall be deemed to take place on September 30, 1996 (the "CLOSING DATE").

          2.5  ESCROW ARRANGEMENTS. Pursuant to the Escrow Agreement to be
               -------------------
entered into among Sellers, Global and Escrow Agent, [**] of the Purchase Price shall be delivered to the Escrow Agent at Closing. Such monies (which, together with all interest accrued thereon, is hereinafter referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of amounts, if any, owing by Sellers to Global in accordance with Article VIII or Section 2.8 below. At the conclusion of the
                ------------    -----------
period ending on September 30, 1997 (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Global in accordance with the terms of the Escrow Agreement and this Agreement shall be disbursed to Sellers in such manner as to cause the aggregate value of the monies and Global Stock distributed to each to be in the same relative proportions as the payment under Section 2.3(a) above;
                                                         --------------
provided, however, that shares of Global Stock held as part of the Escrow Sum shall be distributed one-half to Mark M. Lloyd and one-half to Arthur E. Kreps. Sellers and Global agree that each will execute and deliver such instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

          2.6  PURCHASE PRICE ADJUSTMENTS.
               --------------------------

               (A)  The Purchase Price payable pursuant to Section 2.3(a) above
                                                           --------------
will be reduced by the total amount of Funded Indebtedness assumed (except for capital lease payables of $6,460, a note payable for a voicemail system of up to $13,921 and the lease for a new phone system) or paid in cash by wire transfer of funds to the accounts of the holders of Funded Indebtedness listed on
Schedule 2.6 hereto to satisfy the Company's Funded Indebtedness with such
------------
institutions.

               (B) The Purchase Price will be reduced by a sum equal to the amount, if any, by which adjusted Working Capital as reflected on the Preliminary Closing Balance Sheet is than $2,500,000.

          2.7  CLOSING AUDIT. Within ninety (90) days following the date hereof,
               -------------
there shall be delivered to Global and to Sellers an audit of the Preliminary Closing Balance Sheet (the "AUDITED CLOSING BALANCE SHEET") of the Companies at and as of the Closing Date or as of October 31, 1996 at the option of the Sellers. The Preliminary Closing Balance Sheet shall be audited by Ernst &
Young in accordance with GAPP. The cost of the Audited Closing Balance Sheet shall be paid by Global. In the event that Sellers dispute any items on such Audited Closing Balance Sheet within ten days after Sellers' receipt thereof, the parties shall jointly select and retain an independent "Big Six" accounting firm (the "INDEPENDENT ACCOUNTANTS") to review the disputed items(s) on the Audited Closing Balance Sheet. The final determination of such disputed item(s) by the Independent Accountants shall be reflected on the Audited Closing
Balance Sheet. The cost of retaining the Independent Accountants shall be borne by Sellers; provided, however, that Global shall reimburse Sellers for the cost of the Independent Accountants in the event that such review results in an increase of more than $25,000 in the Companies' Working Capital as reflected on the Audited Closing Balance prepared by Ernst & Young.

          2.8  POST-CLOSING PURCHASE PRICE ADJUSTMENT. In the event that the
               --------------------------------------
Working Capital as reflected on the Audited Closing Balance Sheet is less than $2,500,000, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, to reflect the lesser of (i) the decrease, if any, in the total Working Capital as reflected on the Audited Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet or (ii) the amount by which the Working Capital reflected on the Audited Closing Balance Sheet is less than $2,500,000. Conversely, the Purchase Price will be adjusted upward, on a dollar-for dollar basis, to reflect the increase if any, in the total Working Capital as reflected on the Audited Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet, provided, however, that in no event shall such adjustment exceed the total amount of any adjustment to the Purchase Price made pursuant to Section
                                                                      -------
2.6(b) above. The post-closing adjustment to the Purchase Price, if any, shall
-----
be paid by Sellers to Global or by Global to Sellers, as the case may be, in immediately available funds within ten (10) days of delivery of the Audited Closing Balance Sheet. Sellers may pay any post-Closing Purchase Price adjustment under this Section 2.8 from the Escrow Sum in accordance with Section
                      -----------                                        -------
2.5 hereof.
---

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY AND SELLERS

          The Company and Sellers, jointly and severally, represent and warrant to Global that:

          3.1  CAPITALIZATION. The authorized capital stock of the Company
               --------------
consists of 1,000,000 shares of Common Stock, $1.00 par value, 99,999 of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by Sellers in the amounts specified in Schedule 3.1 hereto. None of
                                                    ------------
the Shares was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers own all of the issued and outstanding capital stock of the Company.

          3.2  NO LIENS ON SHARES. Sellers collectively own the Shares, free and
               ------------------
clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. Sellers have full power and authority to convey good and marketable title to the Shares, free and clear of any Encumbrances.

          3.3  OTHER RIGHTS TO ACQUIRE CAPITAL STOCK. Except as set forth in
               -------------------------------------
this Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity to debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

          3.4  DUE ORGANIZATION. The Company is a corporation duly organized,
               ----------------
validly existing, and in good standing under the laws of the State of Georgia and has full corporate power and authority to carry on the Business as now conducted and as proposed to be conducted through the date hereof. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to Global and are attached hereto as Schedule 3.4. The Company is qualified to do business in
                   ------------
Tennessee, Florida and in each other jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and would not have a Material Adverse Effect.

          3.5  NO SUBSIDIARIES. The Company does not directly or indirectly have
               ---------------
any subsidiaries or any direct or indirect ownership interests in any Person. Except for SBCDC and ATS, the Sellers do not own any other Person engaged in the Business.

          3.6  DUE AUTHORIZATION.  The Company and the Sellers each has full
               -----------------
power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and Sellers and constitutes the valid and binding obligations of the Company and Sellers, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and Sellers, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or Sellers, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which the Company or Sellers are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company or Sellers, or (d) violate or conflict with any provision of the charter or bylaws of the Company.

          3.7  FINANCIAL STATEMENTS.  The following Financial Statements (herein
               --------------------
so called) of the Company have been delivered to Global by Sellers and the
Company:

               Reviewed balance sheets of the Company as of December 31, 1993, December 31, 1994 and December 31, 1995 and internally prepared monthly balance sheets for each month end from August 31, 1995 to August 31, 1996, and


               Reviewed statements of income of the Company for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 and internally prepared income statements for month and year-to-date for each month commencing August 31, 1995 through the month ending August 31, 1996.

Except as disclosed in Schedule 3.7, the Financial Statements have been prepared
                       ------------
in accordance with GAAP throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods, subject (in the case of the monthly internally prepared Financial Statements) to year end accruals made in the ordinary course of the Business which are not adversely material and which are consistent with past practices. Except to the extent reflected or provided for in the Financial Statements or the notes thereto and except as disclosed in Schedule 3.7, the Company has no liabilities, nor any
                       ------------
obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) material (in amount or to the conduct of the Business); and neither the Company nor Sellers have knowledge of any basis for the assertion of any such liability or obligation. Since August 31, 1996, there has been no Material Adverse Change, and neither the Company nor Seller have any reason to believe there has been any Material Adverse Change in the prospects of the Company.

          3.8  CERTAIN ACTIONS.  Since August 31, 1996, the Company has not,
               ---------------
expect as disclosed on Schedule 3.8A hereto: (a) discharged or satisfied any
                       -------------
Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder other than (i) the personal vehicles listed on
Schedule 3.8A hereto and (ii) the office furniture listed on Schedule 3.8A
-------------                                                -------------
hereto, each as agreed to by Global; (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) cancelled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its charter or bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant; (i) made any change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (k) made any investment or commitment therefor in any Person; (l) made any payment or contracted for the payment of any bonus, gratuity, or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or shareholders of the Company; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party, except in the ordinary course of the Business; or (o) entered into any other material transactions except in the ordinary course of the Business. Since August 31, 1996, except as disclosed on Schedule 3.8B hereto, there has
                                              -------------
not been (a) any Material Adverse Change including, but not limited to, the loss of any customer of the Company who paid the Company in excess of $50,000 during the twelve months ended August 31, 1996, or the loss of any supplier of the Company to whom the Company paid more than $40,000 during the twelve months ended August 31, 1996, or in any material assets of the Company, (b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

          3.9  PROPERTIES. Attached hereto as Schedule 3.9 is a list containing
               ----------                     ------------
a description of all interests in real property (including, without limitation, leasehold interests) and personal property utilized by the Company in the conduct of the Business having a book value in excess of $15,000 as of the date hereof. Except as expressly set forth on Schedule 3.9, such real and personal
                                         ------------
properties are free and clear of Encumbrances. Sellers and the Company have delivered to Global a lien search of all of the Company's real and personal property in the State of Georgia, Tennessee and Florida. All of the properties and assets necessary in the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $1.00 on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except as otherwise set forth on Schedule 3.9, the
                                                               ------------
Company has full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.9,
                                                                  ------------
no covenants, easements, right-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the date hereof. All facilities owned or leased by the Company have received all approvals of any Governmental Body (including Governmental Permits) required in connection with the operation thereof and have operated and maintained in accordance with all Requirements of Laws.

          3.10  LICENSES AND PERMITS. Attached hereto as Schedule 3.10 is a list
                --------------------                     -------------
of all licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "GOVERNMENTAL PERMITS") the absence of which to the best knowledge of Sellers could have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and no violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof has occurred other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. No additional Government Permit is required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

          3.11  INTELLECTUAL PROPERTY. Attached hereto as Schedule 3.11 is a
                ---------------------                     -------------
list and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software), trade secrets, or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities (collectively, the "INTELLECTUAL PROPERTY"). The Company has furnished Global with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on Schedule 3.11 hereto, the Company has good and marketable title to
             -------------
or the right to use such Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of their Business, in their Business as presently conducted without the payment of any royalty or similar payment, and the Company is not infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Company nor Sellers are aware of any infringement by others of any such rights owned by the Company.

          3.12  COMPLIANCE WITH LAWS. The Company has (i) complied in all
                --------------------
material respects with all Requirements of Laws. Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and are in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign governmental and regulatory requirements, except where any such failure to comply would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the best knowledge of the Company and Sellers, no such claim is anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          3.13  INSURANCE. Attached hereto as Schedule 3.13 is a list of all
                ---------                     -------------
policies of fire, or other forms of insurance and all fidelity bonds held by or applicable to the Company, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage and annual premium. Copies of all such insurance policies have been delivered to Global. To the best of Sellers' and the Company's knowledge, no event relating to the Company has occurred which will result in (i) cancellation of any such insurance policies; (ii) a retroactive upward adjustment of premiums under any such insurance policies; or (iii) any prospective upward adjustment in such premiums. To the best of Sellers' and the Company's knowledge after due inquiry, all of such insurance policies will remain in full force and effect following the Closing.

          3.14  EMPLOYEE BENEFIT PLANS.
                ----------------------

                (A) EMPLOYEE WELFARE BENEFIT PLANS. Except as disclosed on
                    ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any "employee
-------------
welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan, (i) the plan is in material compliance with ERISA;
(ii) the plan has been administered in accordance with its governing documents;
(iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and
(v) all premiums due on any insurance contract through which the plan is funded have been paid.

                (B) EMPLOYEE PENSION BENEFIT PLANS. Except as disclosed in
                    ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any arrangement
-------------
that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan:
(i) the plan is qualified under Section 401(a) of the

Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in
Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and
(x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

               (C)  EMPLOYMENT AND NON-TAX QUALIFIED DEFERRED COMPENSATION
                    ------------------------------------------------------
ARRANGEMENTS. Except as disclosed in Schedule 3.14, the Company does not
------------                         -------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under
Section 401(a) of the Code.

          3.15  CONTRACTS AND AGREEMENTS. Attached hereto as Schedule 3.15 is a
                ------------------------                     -------------
list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound which either (i) require performance by either party exceeding one year; (ii) are contracts (other than vendor contracts) pursuant to which the Company shall pay or receive more than $10,000 over the life of such contract, or (iii) are vendor contracts pursuant to which the Company's sales of products obtained pursuant to such contract exceeds $100,000 (collectively, the "CONTRACTS"). The Company is not and, to the best knowledge of Sellers and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any of the Contracts, and the Company has not waived any right under any of the Contracts. Except as set forth on Schedule 3.15, all of the
                                                   -------------
Contracts to which the Company is a party are legal, valid, binding and enforceable against the Company and, to the best of the Company's and Sellers' knowledge, against each other party thereto, and in full force and effect and will remain legal, valid, binding and enforceable against the Company and, to the best of the Company's and Sellers' knowledge, against each other party thereto, and in full force and effect on identical terms immediately after the Closing. Except as set forth in Schedule 3.15, the Company has not guaranteed
                                -------------
any obligations of any other Person.

          3.16  CLAIMS AND PROCEEDINGS. Attached hereto as Schedule 3.16 is a
                ----------------------                     -------------
list and brief description of all claims, actions, suits, proceedings, or investigations pending or, to

Sellers' and the Company's knowledge, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on
Schedule 3.16, none of such claims, actions, suits, proceedings, or
-------------
investigations is presently expected by Sellers to result in any liability or loss to the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been asserted, threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of the Company and Sellers, except as set forth on Schedule 3.16,
                                                                  -------------
there is no basis for any such valid claim or action.

          3.17 TAXES
               -----

               (A) All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other Taxes and all other Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company. No Tax Returns of the Company or any of the Sellers are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due as shown on such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Company does not file Tax Returns, to Sellers' and the Company's knowledge, no such government body has claimed that any of the Company is or may be subject to taxation by that government body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no tax liens on any of the property or assets of the Company.

               (B) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than the Company also was a member of the affiliated group. The Company has made an election to be taxed under subchapter S of the Code and such election is valid, binding and in full force and effect.

               (C) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Shares pursuant to this Agreement.

          3.18  PERSONNEL.  Attached hereto as Schedule 3.18 is a list of the
                ---------                      -------------
names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended December 31, 1995 (including base salary, bonus and incentive pay) exceed (or by December 31, 1996 are expected to exceed) $60,000. Schedule 3.18 also summarizes the bonus, profit sharing,
                 -------------
percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's fiscal year ended October 31, 1995 and to the date hereof.
Schedule 3.18 also contains a brief description of all material terms of
-------------
employment agreements to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are good and there is no pending or, to the best knowledge of Sellers or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Company or Sellers have been advised, or has any reason to believe, that any of the persons whose names are set forth on Schedule 3.18 or any other employee will not agree
                             -------------
to remain employed by the Company after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Company and Sellers, threatened against or involving the Company, and none has occurred.

          3.19  BUSINESS RELATIONS. Neither the Company nor Sellers knows or has
                ------------------
any reason to believe that any customer or supplier of the Company will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner and at the same level as previously conducted with the Company except for any reductions which do not result in a Material Adverse Change. Except for disruptions in deliveries from suppliers in the ordinary course of business, neither Sellers or the Company have received any notice of any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any material portion of the materials used by the Company nor are the Company or Sellers aware of any facts which could lead them to believe that the Business will be subject to any such material disruption.

          3.20  ACCOUNTS RECEIVABLE.  All of the accounts, notes, and loans
                --------------------
receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered. Except as disclosed on Schedule 3.20 hereto (a) all of
             -------------
such accounts, notes, and loans receivable are free and clear of any Encumbrances; (b) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offsets; and (c) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof.

          3.21 BANK ACCOUNTS.  Attached hereto as Schedule 3.21 is a list of all
               -------------                      -------------
banks or other financial institutions with which the Company have an account or maintain a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

          3.22 WARRANTIES.  Except as set forth on Schedule 3.22 and except for
               ----------                          -------------
warranty claims that are typical and in the ordinary course of the Business, no claim for breach of product or service warranty to any customer has been made against the Company since January 1, 1996. To the best knowledge of Sellers and the Company, no state of facts exists, and no event has occurred, which may form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company.

          3.23 BROKERS.  Neither the Company nor Sellers have engaged, or caused
               -------
to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          3.24 INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC.  No officer,
               --------------------------------------------------
director, or shareholder of the Company or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

          3.25 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS, AND
               ---------------------------------------------------------------
EMPLOYEES.  Attached hereto as Schedule 3.25 is a list and brief description of
---------                      -------- ----
the payment terms of all indebtedness of the Company to officers, directors, shareholders, and employees of the Company and all indebtedness of officers, directors, shareholders, and employees of the Company to the Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.

          3.26 UNDISCLOSED LIABILITIES.  As of August 31, 1996, except as
               -----------------------
indicated in Schedule 3.26 and the other Schedules hereto, the Company did not
             -------------
have any material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which were accrued or reserved against in the Company's financial statements as of such date or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to August 31, 1996.

          3.27 INFORMATION FURNISHED. The Company and Sellers have made
               ---------------------
available to Global true and correct copies of all material corporate records of the Company and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Article III of this Agreement.
                                              -----------

In making the representations and warranties set forth above, the term "material" shall be deemed to mean an amount of money greater than $20,000, the terms "material adverse change," "material adverse trend," "material adverse effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess $20,000 per occurrence or $35,000 in the aggregate. The term "knowledge" shall mean actual knowledge after reasonable investigation.


                                  ARTICLE IV
                    GLOBAL'S REPRESENTATIONS AND WARRANTIES

          Global represents and warrants to Sellers as follows:

          4.1  DUE ORGANIZATION.  Global is a corporation duly organized,
               ----------------
validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement.

          4.2  DUE AUTHORIZATION. The execution, delivery and performance of
               -----------------
this Agreement has been duly authorized by all necessary corporate action of Global, and the Agreement, and all other agreements or instruments contemplated hereby which have been or will be executed by Global, have been duly and validly executed and delivered by Global and constitute the valid and binding obligation of Global, enforceable in accordance with their respective terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Global, will not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Global or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Global is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Global, or (d) violate or conflict with any provision of the charter or bylaws of Global.

          4.3  NO BROKERS.  Global has not engaged, or caused to be incurred any
               ----------
liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          4.4  INVESTMENT.  Global will acquire the Shares for investment and
               ----------
for its own account and not with a view to the distribution thereof.

          4.5  GLOBAL STOCK.  Upon receipt of the payment in cash therefor, and
               ------------
assuming the truth of the representations and warranties of the purchasers of Global Stock set forth in the Equity Subscription Agreement of even date herewith between Global and such purchasers, each of the shares of the Global Stock to be issued at the Closing will be legally and validly issued, fully paid and non-assessable.


                                   ARTICLE V
                     COVENANTS OF THE COMPANY AND SELLERS

          5.1  CONSENTS OF OTHERS. Prior to the Closing, the Company and Sellers
               ------------------
shall use their best efforts to obtain and to cause the Company to obtain all authorizations, consents and permits required of the Company and Sellers to permit them to consummate the transactions contemplated by this Agreement.

          5.2  SELLER'S EFFORTS. The Company and Sellers shall use all
               ----------------
reasonable efforts to cause all conditions for the Closing to be met.

          5.3  POWERS OF ATTORNEY. The Company and Sellers shall cause the
               ------------------
Company to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.


                                  ARTICLE VI
                            POST-CLOSING COVENANTS

          6.1  GENERAL. In case at any time after the Closing any further action
               -------
is legally necessary or reasonably desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under
Article VIII below). The Sellers acknowledge and agree that from and after the
------------
Closing Global will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however,
                                                            --------  -------
that Sellers shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and Global will maintain the books, records and material financial data relating to the Company for a period of at least three (3) years. After such date, the Company will offer such documentation to Sellers before disposal thereof.

          6.2  TRANSITION. For a period of three (3) years following Closing,
               ----------
the Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of three (3) years following Closing, the Sellers will refer all customer inquiries relating to the Business to the Company or Global.

          [****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

           6.3   Confidentiality. The Sellers will treat and hold as such all
                 ---------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to Global or destroy, at the request and option of Global, all tangible embodiments (and all copies) of the Confidential Information which are in its possession except as otherwise permitted herein. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Global promptly of the request or requirement.

           6.4   Covenant Not to Compete. For and in consideration of the
                 -----------------------
allocation of [**] of the Purchase Price paid to the Sellers by Global, Sellers each covenant and agree, for a period of three years from and after the Closing Date, that they will not, individually or jointly, directly or indirectly, nor with any member of their immediate family, without the prior written consent of Global, for or on behalf of any entity:

                 (a) become interested or engaged in any manner, directly or indirectly, or become a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the Business within the greater of (i) a 100 mile radius of the Company's office facilities in Norcross, Georgia, Nashville, Tennessee, Knoxville, Tennessee, and the State of Florida or (ii) in any geographic area in which the Company and/or its subsidiaries currently conduct business; provided, however, that no owner of
                                         --------  -------
less than 1% of the outstanding stock of any publicly-traded corporation (other than Global) shall be deemed to be so engaged solely by reason thereof in the Business;

                 (b) enter into any agreement with, service, assist or solicit the business of any customers of the Company for the purpose of providing equipment sales, systems or service related to the Business to such customers or to cause them to reduce or end their business with the Company; or

                 (c) enter into any agreement with, or solicit the employment of employees, consultants or representatives of the Company for the purpose of causing them to leave the employment of the Company.

Notwithstanding the foregoing, nothing herein shall prevent Arthur E. Kreps from fulfilling the terms of his Consulting Agreement or Mark M. Lloyd from fulfilling the terms of his Executive Agreement.

           6.5   Section 338(h)(10) Election. At Global's option, Sellers and
                 ---------------------------
Global shall join in making a timely election (but in no event later than 150 days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under Section 338 of the Code) and any similar state law provisions in all applicable states, with respect to the sale and purchase of the Shares pursuant to this Agreement, and each party shall provide to the other all necessary information to permit such elections to be made. Global and Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections. Sellers shall be made whole by Global for any additional Taxes or other costs associated with the Section 338(h)(10) elections. In connection with such elections, within 150 days following the Closing Date, Global and Sellers shall act together in good faith to determine and agree upon the "deemed sales price" to be allocated to each asset of the Company in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations of Section 338 of the Code. Both Global and Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Global and Sellers are unable to agree as to such allocation, Global's reasonable positions with respect to such allocations shall control. Sellers shall be liable for, and shall indemnify and hold Global and the Company harmless against, any Taxes or other costs attributable to a failure on the part of Sellers to take all actions required of them under this Section
                                                                       -------
6.5.
---

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

                 7.1   Conditions to Global's Obligations. The obligation of
                       ----------------------------------
Global under this Agreement to consummate the closing is subject to the conditions that:

                       (a)  Covenants, Representations and Warranties. The
                            -----------------------------------------
Company and Seller have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date or the date hereof.

                       (b)  Consents. All statutory requirements for the valid
                            --------
consummation by the Company and Sellers of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Global unless such failure shall not have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained.

                       (c)  Lease. The Company and Arthur E. Kreps (or an entity
                            -----
controlled by Arthur E. Kreps) shall have entered into a three-year lease of the Building on lease terms acceptable to Global in the form of Exhibit B hereto.
                                                            ---------

                       (d)  Discharge of Indebtedness and Liens. Sellers and the
                            -----------------------------------
Company shall have provided for the payment in full of all Funded Indebtedness of the Company and all extended credit from vendors at the Closing (other than customary accounts payable of the Company in accordance with past practices, up to $13,921 in a note payable for a voicemail system, up to $6,460 in capital leases and for a lease for a new phone system) or such indebtedness shall be assumed by Global and the Purchase Price shall be reduced in accordance with Section 2.6(a) hereof. Such Funded Indebtedness as of
                           --------------
September 30, 1996, is listed on Schedule 7.1(d) hereto. Sellers shall have also
                                 ---------------
provided for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Encumbrances (other than a modification of the Canon UCC filing as required by Global).

                       (3)   Material Adverse Change. There has been no Material
                             -----------------------
Adverse Change.

                       (f)   Transfer Taxes. Sellers shall be responsible for
                             --------------
and shall have paid or set aside sufficient funds to pay all stock transfer taxes incurred in connection with this Agreement.

                       (g)   Financial Condition. The Company's total adjusted
                             -------------------
Working Capital as projected at the Closing shall be greater than $2,200,000 and the Company shall continue to have sufficient cash on hand (included in Working Capital) at the Closing (in an amount not less than $150,000).

                       (h)   Documents to be Delivered by Sellers and the
                             --------------------------------------------
Company. the following documents shall be delivered at the Closing by Sellers
-------
and the Company;

                             (i)    Opinion of Seller's Counsel. Global shall
                                    ---------------------------
           have received an opinion of Rowe, Foltz & Martin. P.C., counsel to Sellers, dated the date hereof, in substantially the same form as the form of opinion that is Exhibit C hereto.
                                   ---------
                             (ii)   Certificates. Global shall have received an
                                    ------------
           officer's certificate and a secretary's certificate of the Company executed by officers of the Company, dated as of the date hereof, in substantially the same forms as the forms of certificates that are Exhibit D hereto.
           ---------

                             (iii)  Release. Sellers shall have furnished the
                                    -------
           Company with a general release of liabilities, excluding compensation and employee benefits as well as obligations pursuant to this Agreement, in form attached as Exhibit E hereto.
                                          ---------

                             (iv)   Escrow Agreement. Sellers shall have
                                    ----------------
           delivered to Global at the Closing the duly executed Escrow Agreement required pursuant to Section 2.5 hereof.
                                -----------

                             (v)    Employment Agreements. Mark M. Lloyd and
                                    ---------------------
           each of the Executives shall have duly executed and delivered the Employment Agreements, pursuant to which each of them will be employed by the Company following the Closing.

                  (vi)    Consulting Agreement. Arthur E. Kreps shall have duly
                          --------------------
        executed and delivered the Consulting Agreement, pursuant to which he will be a consultant to the Company following the Closing.

                  (vii)   Office Lease. Arthur E. Kreps (or an entity controlled
                          ------------
        by Arthur E. Kreps) shall have duly executed and delivered to the Company a lease for the Building (with a rental rate $38,000), in substantially the same form attached as Exhibit B hereto, pursuant to
                                                ---------
        which the Company shall be provided with a three year lease for the Building with the right to renew such lease on terms mutually agreeable to the Company and Arthur E. Kreps.

                  (viii)  Stock Certificates. Sellers shall have delivered the
                          ------------------
        Shares accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon.

        7.2  Conditions to Sellers and the Company's Obligations. The obligation
              --------------------------------------------------
of Sellers and the Company under this Agreement to consummate the Closing is subject to the conditions that:

             (a)  Covenants, Representations and Warranties. Global shall have
                  -----------------------------------------
performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Global prior to or at the Closing.

             (b)  Consents. All statutory requirements for the valid
                  --------
consummation by Global of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Global of the transactions contemplated hereby shall have been obtained unless such failure shall not have a material adverse effect on the Business. Global shall have used its reasonable best efforts to have obtained the release of the Seller from all personal guarantees with respect to the Company.

             (c)  Documents to be Delivered by Global. The following documents
                  -----------------------------------
shall be delivered at the Closing by Global:

                  (i)     Opinion of Global's Counsel. Sellers shall have
                          ---------------------------
        received an opinion of Davis, Graham & Stubbs LLP, counsel to Global, dated as of the date hereof, in substantially the same form as the form of opinion that is Exhibit I hereto.
                           ---------

                  (ii)    Certificates. Sellers shall have received an officers'
                          ------------
        certificate and a secretary's certificate executed by officers of Global, dated as of the date hereof, in substantially the same forms as the forms of certificates that are Exhibit J hereto.
                                           ---------

          [****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

                  (iii)   Escrow Agreement. Global shall have delivered to
                          ----------------
Sellers at the Closing the duly executed Escrow Agreement required pursuant to
Section 2.5 hereof.
-----------

                  (iv)    Employment Agreements. Global shall have caused the
                          ---------------------
Company to duly execute and deliver the Employment Agreements, pursuant to which the Executives and Mark M. Lloyd will be employed by the Company following the Closing.

                  (v)     Consulting Agreement. Global shall have caused the
                          --------------------
Company to duly execute and deliver the Consulting Agreement, pursuant to which Arthur E. Kreps will be a consultant to the Company following the Closing.

                  (vi)    Office Lease. Global shall have caused the Company to
                          ------------
duly execute and deliver to Arthur E. Kreps (or an entity controlled by Arthur
E. Kreps) a lease for the Building in substantially the same form attached as Exhibit B hereto.
---------

                  (vii)   Purchase Price. Sellers shall have received the
                          --------------
Purchase Price for the Shares.

            (d)   Right of Reinvestment. Sells and Executives and Dewey Suddeth
                  ---------------------
shall have been offered the right collectively to invest up to [**] in cash in the Global Stock on the same terms provided to other recent outside investors in Global.


                                 ARTICLE VIII
                                INDEMNIFICATION

      8.1   Indemnification of Global. Sellers agree to jointly and severally
            -------------------------
indemnify and hold harmless Global and each officer, director, and affiliate of Global, including without limitation the Company or any successor of the Company (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses actually incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Sellers or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) any misrepresentation, breach or default by Sellers or the other Companies of or under any of the representations, covenants, agreements or other provisions of any Purchase Agreement or any agreement or document executed in connection therewith; (C) the assertion and final determination of any claim or liability against the Companies or any of the Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for in the financial statements of such Company in accordance with GAAP; (D) the Companies' tortious acts or omissions to act prior to Closing for which the Companies did not carry liability insurance for themselves as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty; and (E) any litigation or claim disclosed on or required to be disclosed on Schedule 3.16 hereto.
                            -------------

      8.2   Defense of Claims. In any legal proceeding shall be instituted, or
            -----------------
any claim or demand made, against any Indemnified Party in respect of which Sellers may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to Sellers and, except as otherwise provided in Section
                                                                       -------
8.4 below. Sellers shall have the right to defend, or cause the Companies or
---
other successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification unless, in the reasonable judgment of Global, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing effect on Global, the Companies or their successors, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at Seller's expense. In the event Sellers fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, the Sellers shall be jointly and severally liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If Sellers shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the absolute right to control the defense of and to settle, in their sole discretion and without the consent of Sellers, such litigation, action, suit, demand, or claim but Sellers shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim.

      8.3   Escrow Claim.  If any claim for indemnification is made by an
            ------------
Indemnified Party pursuant to this Article VIII prior to the expiration of the
                                   ------------
Escrow Period, such Indemnified Party may apply to the Escrow Agent provided in
Section 2.5 of this Agreement for reimbursement of such claim in accordance with
-----------
the provisions of the Escrow Agreement.

      8.4   Tax Audits, Etc. In the event of an audit of a Tax Return of the
            ---------------
Companies with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, Global shall have the right to
                                 ------------
control any and all such audits which may result in the assessment of additional Taxes against the Companies and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of Sellers, which shall not unreasonably be withheld and subject to the right of Sellers to have their accountant consult with Global on such audits or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Companies as a result of any such audit or other proceeding. Sellers shall be responsible for and shall promptly pay all Taxes, interest, and penalties to which any of the Indemnified Parties shall be entitled to indemnification.

[****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

      8.5   Indemnification of Sellers. Global agrees to indemnify and hold
            --------------------------
harmless Sellers and the Company and each officer, director, stockholder or affiliate of the Company, from and against any Indemnifiable Costs which any of the Sellers or the Company may sustain, or to which any of them may be subject, arising out of (A) any material misrepresentation, breach or default by Global of or under any of the covenants, agreements or other provisions of this Agreement or any other Purchase Agreement or any agreement or document executed in connection herewith or therewith and (B) any tortious acts or omissions by Global or the Companies after the Closing. In addition, the Company and Global shall indemnify the Sellers for any payment or satisfaction of any guarantees by Sellers of the Companies' obligations occurring after the Closing Date.

      8.6   Limits on Indemnification. All Indemnifiable Costs sought by any
            -------------------------
party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations and warranties of the Sellers under (i) Sections 3.1, 3.2, 3.3,
                                                        ------------  ---  ---
3.14, or 3.17 hereof (the indemnification for which shall expire on the
----     ----
expiration of the applicable statute of limitations) or (ii) Section 3.26 hereof
                                                             ------------
(the indemnification for which shall expire on June 30, 1998), the indemnification provided under this Article VIII for breaches of representations
                                    ------------
and warranties contained in Article III hereof shall expire on the first
                            -----------
anniversary of the Closing Date. The Sellers shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate
                                       ------------
indemnification obligation hereunder exceeds $50,000, whereupon Sellers shall be liable for all amounts in excess of such amount of which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of Sellers to Global exceed [**] except for claims made for any breach of representations and warranties of Sellers under Section 3.1, 3.2, 3.3, 3.14 or
                                                -----------  ---  ---  ----
3.17 hereof). However nothing in this Article VIII shall limit Global in any way
----                                  ------------
in exercising or securing any remedies provided by applicable common law with respect to the conduct of Sellers in connection with this Agreement or in the amount of damages that it can recover from the Sellers in the event that Global successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement.

      Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the business engaged in by the Companies may be adversely affected by numerous factors that are outside the control of Sellers and the Companies including, but not limited to, the following:

            (i) Product lines handled by the Companies could be made obsolete by another manufacturer/vendor and the Companies may not have access to the new technology.

            (ii) A competitor in the Companies' markets may at any time interrupt or take business from the Companies by offering lower costs, different technology or better services than the Companies.

                        (iii) The business equipment industry is sensitive to changes in the economy and, as a result, could be adversely affected by changes in general economics conditions.

                        (iv) A manufacturer/vendor can incur difficulties delivering products which could adversely affect Companies' ability to meet sales and profit objectives.

                        (v) Any customer of the Companies could be lost for at least a 12-month period because the Companies are underbid in price competitive situations.

                        (vi) Sales personnel could resign at any time and have a negative effect on meeting sales and profit objectives.

        The parties acknowledge and agree, further, that it is not their intent for Global to be entitled to Indemnification for Indemnifiable Costs which arise out of adverse effects on the Companies' business resulting from any such factors. Notwithstanding the foregoing, Sellers have no knowledge that any of the events listed above have occurred or will occur following the Closing which could result in a Material Adverse Effect on the Company.

                                  ARTICLE IX
                                 MISCELLANEOUS


        9.1  Modifications.  Any amendment, change or modification of this
             -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

        9.2  Notices.  All notices and other communications hereunder shall be
             -------
in writing and shall be deemed to have been duly given when personally delivered, or 72 hours after deposited in the United States mail, first-class, postage prepaid, or 24 hours after transmission by facsimile addressed to the respective parties hereto as follows:

        Global:
        ------

        Global Imaging Systems, Inc.
        P.O. Box 273478
        Tampa, Florida 33688-3478
        Attention:  Thomas S. Johnson, President
        Fax No.:    (813) 264-7877
        Tel No.:    (813) 960-5508

        With a copy to:

        Davis, Graham & Stubbs LLP
        1314 Nineteenth Street, N.W.
        Washington, D.C. 20036
        Attention:  Christopher J. Hagan
        Fax No.:    (202) 293-4794
        Tel No.:    (202) 822-8660

        The Company or Sellers:
        ----------------------

        c/o Southern Business Communications, Inc.
        3175 Corners North Court
        Norcross, Georgia 30071
        Attention:  Mark M. Lloyd
                    Arthur E. Kreps
        Fax No.:    (770) 449-0188
        Tel No.:    (770) 449-4088

        With a copy to:

        Rowe, Foltz & Martin, P.C.
        Five Piedmont Center, Suite 750
        Atlanta, Georgia 30305-1509
        Attention:  Paul Shlanta, Esq.
        Fax No.:    (404) 237-1659
        Tel No.:    (404) 231-9397

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

     9.3  Counterparts. This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart.

           9.4   Expenses.  Each of the parties hereto will bear all costs,
                 --------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that Sellers shall bear all costs and expenses of any broker involved in this transaction and the Company shall bear all legal expense of Sellers or the Company with respect to this Agreement and the transactions contemplated hereby.

           9.5   Binding Effect; Assignment. This Agreement shall be binding
                 --------------------------
upon and inure to the benefit of the Company, Global and Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or Sellers without the prior written consent of Global. This Agreement shall be assignable by Global to a wholly-owned subsidiary of Global without the prior written consent of Sellers; provided, however, that Global may not assign its obligation to issue shares of Global Stock to any other Person.

           9.6   Entire and Sole Agreement.  This Agreement and the other
                 -------------------------
schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written express or implied, with respect to the subject matter hereof.

           9.7   Governing Law.  This Agreement and its validity, construction,
                 -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Georgia.

           9.8   Survival of Representations, Warranties and Covenants.
                 -----------------------------------------------------
Regardless any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of one year, provided (a) the representations and warranties contained in Sections 3.14
                                                                   -------------
and 3.17 of this Agreement, and the related indemnities, shall survive the
    ----
Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities; (b) the representations and warranties contained in Sections 3.1, 3.2, and 3.3 of this Agreement, and the
                        --------------------------
related indemnities, shall survive the Closing indefinitely; and (c) the representations and warranties contained in Section 3.26 of the Agreement, and
                                            ------------
the related indemnities, shall survive the Closing until June 30, 1998.

           9.9   Invalid Provisions.  If any provision of this Agreement is
                 ------------------
deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

     9.10 Public Announcements. Neither party shall make any public announcement
          --------------------
of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     9.11 Remedies Cumulative. The remedies of the parties under this Agreement
          -------------------
are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

     9.12 Waiver. No failure or delay on the part of any party in exercising any
          ------
right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege: nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     9.13 DISPUTE RESOLUTION. ALL DISPUTES BETWEEN SELLERS AND GLOBAL WITH
          ------------------
RESPECT TO ANY PROVISION OF THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF SELLERS AND GLOBAL HEREUNDER (OTHER THAN DISPUTES INVOLVING ALLEGATIONS OF INTERNATIONAL FRAUD), WHICH CANNOT BE RESOLVED BY MUTUAL AGREEMENT, WILL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION ATTACHED AS ANNEX A HERETO IN ATLANTA, GEORGIA OR BY ANY
                                    -------
OTHER MEANS OF ALTERNATIVE DISPUTE RESOLUTION MUTUALLY AGREED UPON BY THE
PARTIES.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                        GLOBAL:
                                        ------

                                        GLOBAL IMAGING SYSTEMS INC.



                                        By: /s/ Ray Schilling, Attorney-in-Fact
                                           ------------------------------------
                                           Thomas S. Johnson
                                           President and Chief Executive Officer


                                        THE COMPANY:
                                        -----------

                                        SOUTHERN BUSINESS COMMUNICATIONS, INC.


                                        By: /s/ Mark M. Lloyd
                                           -------------------------------------
                                           Title: President
                                                 -------------------------------

                                        SELLERS:
                                        -------

                                        /s/ Mark M. Lloyd
                                        ----------------------------------------
                                        Mark M. Lloyd

                                        /s/ Arthur E. Kreps
                                        ----------------------------------------
                                        Arthur E. Kreps